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                                                                     Exhibit 5.1



               [Letterhead of Orrick, Herrington & Sutcliffe LLP]


                                January 22, 2001


Capital One Bank
11011 West Broad Street
Glen Allen, Virginia  23060

Capital One, F.S.B.
2980 Fairview Park Drive
Falls Church, Virginia  22042-4525


       Re:  Capital One Master Trust
            Capital One Bank (Seller and Servicer)
            Capital One, F.S.B. (Seller)
            Registration Statement on Form S-3
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Ladies and Gentlemen:

   We have acted as counsel for Capital One Bank, a Virginia banking corporation ("Capital One Bank"), and Capital One, F.S.B., a federal savings bank ("Capital
  ----------------                                                      -------
One, F.S.B.") in connection with the preparation of the Registration Statement
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on Form S-3 (the "Registration Statement"), which has been filed with the
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Securities and Exchange Commission under the Securities Act of 1933, as amended
(the "Act"), for the registration under the Act of Asset Backed Certificates
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(collectively, the "Certificates") to be issued from time to time in series
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(each, a "Series"), each such Series representing undivided interests in the
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Capital One Master Trust (the "Trust").  Each Series of Certificates will be
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issued pursuant to the Pooling and Servicing Agreement (as amended, the "Pooling
                                                                         -------
and Servicing Agreement"), which will be among Capital One Bank, as Seller and
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Servicer by assignment from the previous seller and servicer, Capital One,
F.S.B., as Seller, and The Bank of New York, as Trustee.

          We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

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Capital One Bank
Capital One, F.S.B.
January 22, 2001
Page 2



          Based on such examination, we are of the opinion that when the issuance of each Series of Certificates has been duly authorized by appropriate corporate action and the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Certificates will be legally issued, fully paid, non-assessable and binding obligations of the Trust and the holders of the Certificates of such Series will be entitled to the benefits of such Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                              Very truly yours,

                              /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP